UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ABEONA THERAPEUTICS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ABEONA THERAPEUTICS INC.

SUPPLEMENT TO PROXY STATEMENT

For the 2022 Annual Meeting of Stockholders on August 17, 2022

On July 11, 2022, Abeona Therapeutics Inc. (the “Company”) filed its definitive proxy statement on Schedule 14A (the “Proxy Statement”) in connection with its 2022 annual meeting of stockholders (the “Annual Meeting”). Due to a scrivener’s error, the second sentence on page 3 of the Proxy Statement erroneously stated that “the presence, through virtual attendance or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote constitutes a quorum for the conduct of business at the Annual Meeting” (emphasis added). However, pursuant to Section 12 of the Company’s bylaws, the presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding and entitled to vote constitutes a quorum at meetings of stockholders. Accordingly, the second sentence on page 3 of the Proxy Statement should read as follows:

“According to our Bylaws, the presence, through virtual attendance or by proxy, of the holders of ~~a majority~~ one-third of the shares of Common Stock outstanding and entitled to vote constitutes a quorum for the conduct of business at the Annual Meeting.”

No other changes have been made to the Proxy Statement. This proxy supplement should be read together with the Proxy Statement, which should be read in its entirety.

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